N   E   W   S        R   E   L   E   A   S   E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL REPORTS RESULTS FOR FISCAL YEAR 2005

Company Reiterates Goal of 20% Growth in Earnings Per Diluted Share for Fiscal Years 2006-2008

Fiscal Year 2005 Highlights:

  Income from continuing operations of $0.60 per diluted share and net income of $0.59 per diluted share
  Consolidated net same-day sales growth of 11.3%
    Physician Business net same-day sales growth of 11.0%
    Elder Care Business net same-day sales growth of 11.9%
  Consolidated operating margin of 4.2%, an increase of 70 basis points
  Income from continuing operations of $39.4 million, an increase of 37.3%
  Cash flow from operations of $36.2 million, an increase of 65.3%

Jacksonville, Florida (May 25, 2005) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today its results for the fiscal fourth quarter and year ended April 1, 2005.

        David A. Smith, President and Chief Executive Officer, commented, “We are successfully transitioning to a team capable of strategic planning and focused execution for both current and future periods. The focused determination of our entire team delivered 37.3% year over year growth in income from continuing operations despite an unexpected vaccine shortage, unusual weather conditions, rising energy costs, and compliance with new Sarbanes Oxley regulations. At the same time, we invested heavily in future revenue and earnings growth opportunities.”

Fiscal Year 2005 Goals Compared With Actual Results

	Fiscal Year 2005
	Goals	Results
Revenue growth (same day sales)	10% - 12%	11%
GAAP diluted EPS (income from continuing operations)	$0.57 - $0.59	$0.60
Consolidated operating margin	4.3% - 4.5%	4.2%
Operating cash flow (in millions)	$35 - $40	$36
Capital expenditures (in millions)	$15 - $20	$26
Return on committed capital	24% - 27%	24%

        Mr. Smith concluded, “We are positioned for continued above-market growth in revenue and earnings with innovative customer solutions and leverage from our infrastructure and systems. For fiscal years 2006-2008, we have established a goal of 20% growth in earnings per diluted share over the $0.51 earnings per diluted share base this year, net of a one-time tax benefit. Our goals include a renewed focus on cash flow.”

        Net sales for the three months ended April 1, 2005, were $401.3 million, an increase of 14.2%, compared to net sales of $351.4 million for the three months ended April 2, 2004. Net same-day sales increased by 16.0% for the three months ended April 1, 2005, including same-day sales increases of 16.7% and 14.5% for the Physician Business and the Elder Care Business, respectively. The Company noted that it had one fewer sales day in the three months ended April 1, 2005 compared to the number of sales days in the three months ended April 2, 2004. Income from continuing operations for the three months ended April 1, 2005, was $10.2 million, or $0.16 per diluted share, compared to income from continuing operations for the three months ended April 2, 2004, of $7.4 million, or $0.11 per diluted share. Net income for the three months ended April 1, 2005, was $10.2 million, or $0.16 per diluted share, compared to net income for the three months ended April 2, 2004, of $6.6 million, or $0.10 per diluted share.

        Net sales for the year ended April 1, 2005, were $1.47 billion, an increase of 9.2%, compared to net sales of $1.35 billion for the year ended April 2, 2004. Net same-day sales increased by 11.3% for the fiscal year ended April 1, 2005, including same-day sales increases of 11.0% and 11.9% for the Physician Business and the Elder Care Business, respectively. The Company noted that it had five fewer sales days in fiscal year 2005 compared to the number of sales days in fiscal year 2004. Income from continuing operations for the year ended April 1, 2005, increased by 37.3% to $39.4 million, or an increase of 42.9% to $0.60 per diluted share, compared to income from continuing operations for the year ended April 2, 2004, of $28.7 million, or $0.42 per diluted share, respectively. Net income for the year ended April 1, 2005, was $39.0 million, or $0.59 per diluted share compared to net income for the year ended April 2, 2004, of $27.5 million, or $0.40 per diluted share.

        David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “We invested in an extra layer of inventory during fiscal year 2005 to ensure service continuation to our Elder Care customers during the rollout of the new warehouse system and the integration of the business we acquired mid-year, Associated Medical Products. Both of these projects have been successfully completed, and plans are in place to improve working capital turns in fiscal year 2006 as part of our objective of increasing operating cash flow this year to $43 — $47 million.”

        A listen-only simulcast and 90-day replay of PSS World Medical’s fiscal year 2005 conference call can be found in the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “investor events,” or www.earnings.com on May 26, 2005, beginning at 8:30 a.m. Eastern time.

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company’s website at www.pssworldmedical.com, and selecting “Investor Relations” and “Additional Financial Information.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal year 2005; the expected operational cash flow in fiscal year 2005 and in fiscal years 2006 — 2008; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2006; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal year 2005, fiscal year 2006, and in fiscal years 2007 — 2008, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

-MORE-

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Operations
(In millions, except share data)

	Three Months Ended		Year Ended
	April 1, 2005	April 2, 2004	April 1, 2005	April 2, 2004

Net sales	$401.3	$351.4	$1,473.8	$1,349.9
Cost of goods sold	288.2	249.0	1,050.4	964.5

Gross profit	113.1	102.4	423.4	385.4
General and administrative expenses	68.1	64.7	262.2	243.5
Selling expenses	26.5	24.4	99.6	94.1

Income from operations	18.5	13.3	61.6	47.8

Other expense:
Interest expense	(1.4)	(1.7)	(6.8)	(5.5)
Interest and investment income	--	--	0.2	0.1
Other income	0.3	0.2	1.2	3.9

	(1.1)	(1.5)	(5.4)	(1.5)

Income from continuing operations before
provision for income taxes	17.4	11.8	56.2	46.3
Provision for income taxes	7.2	4.4	16.8	17.6

Income from continuing operations	10.2	7.4	39.4	28.7
Loss on disposal of discontinued operations
(net of benefit for income taxes of $--, $0.5,
$1.8 and $0.7, respectively)	--	(0.8)	(0.4)	(1.2)

Net income	$10.2	$6.6	$39.0	$27.5

Earnings (loss) per share - Basic:
Income from continuing operations	$0.16	$0.11	$0.61	$0.43
Loss on disposal of discontinued operations	--	(0.01)	(0.01)	(0.02)

Net income	$0.16	$0.10	$0.60	$0.41

Earnings (loss) per share - Diluted:
Income from continuing operations	$0.16	$0.11	$0.60	$0.42
Loss on disposal of discontinued operations	--	(0.01)	(0.01)	(0.02)

Net income	$0.16	$0.10	$0.59	$0.40

Weighted average shares (in thousands):
Basic	64,656	66,514	64,547	67,074
Diluted	65,786	67,911	65,607	67,990

PSS WORLD MEDICAL, INC.
Consolidated Balance Sheets
(In millions, except per share and share data)

	April 1, 2005	April 2, 2004
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$17.9	$58.9
Accounts receivable, net	217.3	188.4
Inventories	134.1	99.9
Deferred tax assets	29.0	40.8
Prepaid expenses and other	19.5	8.7

Total current assets	417.8	396.7
Property and equipment, net	81.1	69.6
Other Assets:
Goodwill	85.6	69.9
Intangibles, net	21.9	11.3
Deferred tax assets	0.8	6.5
Other	39.1	32.8

Total assets	$646.3	$586.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$109.6	$91.1
Accrued expenses	44.9	33.3
Revolving line of credit	25.0	35.0
Other	9.7	17.0

Total current liabilities	189.2	176.4
Convertible senior notes	150.0	150.0
Other	30.3	21.2

Total liabilities	369.5	347.6

Shareholders' Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, $.01 par value; 150,000,000 shares authorized,
64,961,682 and 64,833,453 shares issued and outstanding
at April 1, 2005 and April 2, 2004, respectively	0.7	0.6
Additional paid-in capital	292.2	292.3
Accumulated deficit	(14.6)	(53.6)
Unearned compensation	(1.7)	(0.1)
Accumulated other comprehensive income	0.2	--

Total shareholders' equity	276.8	239.2

Total liabilities and shareholders' equity	$646.3	$586.8

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Year Ended
	April 1, 2005	April 2, 2004	April 1, 2005	April 2, 2004
Cash Flows From Operating Activities:
Net income	$10.2	$6.6	$39.0	$27.5
Adjustments to reconcile net income to
net cash provided by operating activities:
Provision for deferred income taxes	2.1	4.3	17.4	11.8
Loss on disposal of discontinued operations	--	0.8	0.4	1.2
Depreciation	3.6	3.2	14.2	12.8
Amortization of intangible assets	1.5	1.0	4.5	2.8
Amortization of debt issuance costs	0.4	0.3	1.9	1.1
Provision for doubtful accounts	0.5	2.2	5.1	5.9
Provision for notes receivable	0.2	0.2	0.2	0.2
Noncash compensation expense	0.2	--	0.7	0.2
Provision for deferred compensation	0.1	0.1	0.8	0.7
Loss on sale of property and equipment	--	0.2	0.2	0.3
Changes in operating assets and liabilities, net of effects
from business combination:
Accounts receivable, net	(8.8)	(1.9)	(26.3)	(34.3)
Inventories	13.4	13.8	(30.9)	(18.4)
Prepaid expenses and other current assets	(0.8)	1.5	(6.2)	7.3
Other assets	2.9	(1.4)	(4.9)	(7.7)
Accounts payable	(17.5)	(13.7)	13.0	(1.7)
Accrued expenses and other liabilities	5.9	4.7	7.1	12.2

Net cash provided by operating activities	13.9	21.9	36.2	21.9

Cash Flows From Investing Activities:
Capital expenditures	(8.3)	(10.7)	(25.9)	(21.1)
Payments for business combinations	(2.1)	--	(24.4)	(19.3)
Payment for investment in Tiger Medical	(1.0)	--	(1.0)	--
Payments for nonsolicitation agreements	(0.6)	(0.3)	(6.7)	(0.3)
Payments of transaction and settlement
costs for sale of Imaging Business	--	(0.5)	(4.8)	(2.1)
Payments for noncompetition agreements	--	(0.5)	(0.6)	(0.8)

Net cash used in investing activities	(12.0)	(12.0)	(63.4)	(43.6)

Cash Flows From Financing Activities:
Proceeds from convertible senior debt	--	150.0	--	150.0
Proceeds from issuance of common stock	1.7	3.4	5.5	4.9
Proceeds from borrowings related to Tiger Medical	0.6	--	0.6	--
Net payments under revolving line of credit	--	(79.2)	(10.0)	(48.0)
Purchase of treasury shares	--	(35.0)	(9.9)	(40.6)
Payment of debt issuance costs	--	(6.1)	--	(6.1)
Proceeds from note receivable	--	--	--	1.2

Net cash provided by (used in) financing activities	2.3	33.1	(13.8)	61.4

Net increase (decrease) in cash and cash equivalents	4.2	43.0	(41.0)	39.7
Cash and cash equivalents, beginning of period	13.7	15.9	58.9	19.2

Cash and cash equivalents, end of period	$17.9	$58.9	$17.9	$58.9

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights
(Dollars in millions)

	Three Months Ended		Year Ended
	April 1, 2005	April 2, 2004	April 1, 2005	April 2, 2004

Net Sales:
Physician Business	$261.5	$227.4	$959.0	$880.6
Elder Care Business	139.8	124.0	514.8	469.3

Total Net Sales	$401.3	$351.4	$1,473.8	$1,349.9

Income from Operations:
Physician Business	$18.6	$13.5	$62.0	$45.5
Elder Care Business	7.3	6.1	23.6	21.9
Corporate Shared Services	(7.4)	(6.3)	(24.0)	(19.6)

Total Income from Operations	$18.5	$13.3	$61.6	$47.8

EBITDA (a)	$23.9	$17.7	$81.5	$67.3

Income from continuing operations,
as a percentage of net sales	2.6%	2.1%	2.7%	2.1%

Consolidated Return on Committed Capital ("ROCC") (b)	26.7%	23.2%	23.7%	24.1%

Billing Days:	65 days	66 days	253 days	258 days

Net Sales Per Billing Day (in thousands):
Physician Business	$4,023	$3,446	$3,790	$3,413
Elder Care Business	2,151	1,878	2,035	1,819

Total Sales Per Billing Day	$6,174	$5,324	$5,825	$5,232

Net Sales Per Billing Day Growth Rate:
Physician Business	16.7%		11.0%
Elder Care Business	14.5%		11.9%
Total Net Sales Per Billing Day Growth Rate	16.0%		11.3%

	Year Ended
	April 1, 2005	April 2, 2004

DSO (c):
Physician Business	42.6	41.9
Elder Care Business	59.9	55.3
DOH (d):
Physician Business	45.2	40.3
Elder Care Business	35.3	28.2
DIP (e):
Physician Business	42.0	39.5
Elder Care Business	25.0	26.7
Cash Conversion Days (f):
Physician Business	45.8	42.7
Elder Care Business	70.2	56.8

	April 1, 2005	April 2, 2004

Operational working capital (g)	$241.8	$197.2

Net Debt:
Total debt	$175.0	$185.0
Less: Cash and cash equivalents	17.9	58.9

Net debt	$157.1	$126.1

PSS WORLD MEDICAL, INC.
Unaudited EBITDA Calculation
(Dollars in millions)

	Three Months Ended		Year Ended
	April 1, 2005	April 2, 2004	April 1, 2005	April 2, 2004
Income from continuing operations	$10.2	$7.4	$39.4	$28.7
Plus: Interest expense	1.4	1.7	6.8	5.5
Less: Interest and investment income	--	--	(0.2)	(0.1)
Plus: Provision for income taxes	7.2	4.4	16.8	17.6
Plus: Depreciation	3.6	3.2	14.2	12.8
Plus: Amortization of intangible assets	1.5	1.0	4.5	2.8

EBITDA	$23.9	$17.7	$81.5	$67.3

Reconciliation of EBITDA to Net Cash
Provided by Operating Activities:

EBITDA	$23.9	$17.7	$81.5	$67.3

Operating Asset & Liability Changes:
Accounts receivable, net	(8.8)	(1.9)	(26.3)	(34.3)
Inventories	13.4	13.8	(30.9)	(18.4)
Prepaid expenses and other current	(0.8)	1.5	(6.2)	7.3
Other assets	2.9	(1.4)	(4.9)	(7.7)
Accounts payable	(17.5)	(13.7)	13.0	(1.7)
Accrued expenses and other liabilities	5.9	4.7	7.1	12.2
Noncash Expenses included in EBITDA:
Amortization of debt issuance costs	0.4	0.3	1.9	1.1
Provision for doubtful accounts	0.5	2.2	5.1	5.9
Provision for deferred income taxes	2.1	4.3	17.4	11.8
Provision for notes receivable	0.2	0.2	0.2	0.2
Provision for deferred compensation	0.1	0.1	0.8	0.7
Noncash compensation expense	0.2	--	0.7	0.2
Loss on sale of property and equipment	--	0.2	0.2	0.3
Cash Expenses Excluded from EBITDA:
Interest expense	(1.4)	(1.7)	(6.8)	(5.5)
Interest and investment income	--	--	0.2	0.1
Provision for income taxes	(7.2)	(4.4)	(16.8)	(17.6)

Net Cash Provided by Operating Activities	$13.9	$21.9	$36.2	$21.9

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Three Months Ended
	April 1, 2005	April 2, 2004
Annualized Return	$81.2	$58.0
Average Committed Capital (h)	303.7	249.7
ROCC (b)	26.7%	23.2%

Return:
Income from continuing operations	$10.2	$7.4
Provision for income taxes	7.2	4.4
Interest expense	1.4	1.7
Amortization of intangible assets	1.5	1.0
Interest and investment income	--	--

	$20.3	$14.5

	As of
	April 1, 2005	Dec. 31, 2004	April 2, 2004	Dec. 31, 2003

Average committed capital:
Total assets	$646.3	$641.3	$586.8	$548.2
Less assets excluded:
Cash	(17.9)	(13.7)	(58.9)	(15.9)
Goodwill	(85.6)	(79.5)	(69.9)	(70.8)
Intangibles, net	(21.9)	(22.4)	(11.3)	(11.9)
Deferred tax asset from sale of Imaging Business	(15.8)	(26.7)	(30.5)	(37.0)

Total liabilities	(369.5)	(377.2)	(347.6)	(285.3)
Plus liabilities excluded:
Revolving line of credit	25.0	25.0	35.0	114.3
Convertible senior notes	150.0	150.0	150.0	--
Accrued loss on disposal of discontinued operations	--	--	2.5	1.6

	$310.6	$296.8	$256.1	$243.2

Average committed capital (h)	$303.7		$249.7

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Year Ended
	April 1, 2005	April 2, 2004
Annualized Return	$67.3	$54.5
Average Committed Capital (h)	283.4	225.9
ROCC (b)	23.7%	24.1%

Return:
Income from continuing operations	$39.4	$28.7
Provision for income taxes	16.8	17.6
Interest expense	6.8	5.5
Amortization of intangible assets	4.5	2.8
Interest and investment income	(0.2)	(0.1)

	$67.3	$54.5

	As of
	April 1, 2005	April 2, 2004	March 28, 2003
Average committed capital:
Total assets	$646.3	$586.8	$471.9
Less assets excluded:
Cash	(17.9)	(58.9)	(19.2)
Goodwill	(85.6)	(69.9)	(61.1)
Intangibles, net	(21.9)	(11.3)	(5.8)
Deferred tax asset from sale of Imaging Business	(15.8)	(30.5)	(49.1)

Total liabilities	(369.5)	(347.6)	(226.7)
Plus liabilities excluded:
Revolving line of credit	25.0	35.0	83.0
Convertible senior notes	150.0	150.0	--
Accrued loss on disposal of discontinued operations	--	2.5	2.7

	$310.6	$256.1	$195.7

Average committed capital (h)	$283.4	$225.9

PSS WORLD MEDICAL, INC.

Footnotes

(a)	EBITDA represents income from continuing operations plus provision for income taxes, interest expense, depreciation, and amortization of intangible assets, less interest and investment income. Management reviews EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes EBITDA is an important measure of liquidity.

(b)	ROCC equals return divided by average committed capital. Return is annualized for quarterly calculations. Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(c)	DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable, net of the allowance for doubtful accounts, at the beginning and end of the most recent four quarters divided by five. Average daily net sales are net sales for the most recent four quarters divided by 360.

(d)	DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and end of the most recent four quarters divided by five. Average daily COGS is quarterly COGS for the most recent four quarters divided by 360.

(e)	DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and end of the most recent four quarters divided by five.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(h)	Average committed capital equals the sum of the committed capital of the most recent two quarters, divided by two.

END